Exhibit 99.1

John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP TO REPORT 2010 FIRST QUARTER RESULTS ON APRIL 27, 2010

New York, NY, April 20, 2010 — Sterling Bancorp (NYSE: STL), the parent company of New York City-based Sterling National Bank, will issue its financial results for the first quarter ended March 31, 2010 prior to the opening of the U.S. financial markets on Tuesday, April 27, 2010.

The Company also will hold a conference call on Tuesday, April 27, 2010 at 10:00 a.m. Eastern Daylight Time to discuss the financial results. To access the conference call live, interested parties may dial 800-230-1059 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Daylight Time on Tuesday, April 27, 2010 until 11:59 p.m. Eastern Daylight Time on Tuesday, May 11, 2010. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 154461.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets exceeding $2 billion. Since 1929, Sterling National Bank, the company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling offers clients a full range of depository and cash management services plus a broad portfolio of financing solutions – including working capital lines, accounts receivable and inventory financing, factoring, international trade financing, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages and trust and custodial account services.

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